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                              CONSULTING AGREEMENT


         This is a Consulting Agreement ("AGREEMENT") between INPUT/OUTPUT, Inc., a Delaware corporation with corporate offices at 11104 W. Airport Blvd., Suite 143, Stafford, Texas 77477, referred to in this Agreement as "COMPANY", and SAM K. SMITH, residing at 6811 Midcrest, Dallas, Texas 75240, referred to in this Agreement as "CONSULTANT".

         1. SERVICES. Consultant agrees to provide services to the Company as interim Chief Executive Officer as directed by the Board of Directors, or as otherwise authorized and funded by the Company (the "WORK"). Company agrees to retain Consultant's services under the terms and conditions of this Agreement. Consultant shall use his best efforts to preserve the business of Company and the goodwill of all employees, contractors, customers, suppliers, and other persons having business relations with Company. Consultant further agrees to render services under this Agreement in a professional and business-like manner and in full accordance with the standards and practices recognized in the industry.

         2. TERM. JAMES M. LAPEYRE, Chairman of the Board, shall act as the COMPANY REPRESENTATIVE for all purposes of this Agreement unless and until the identity of the Company Representative is changed by written notice. THIS AGREEMENT GOVERNS ALL WORK PERFORMED BY CONSULTANT FOR THE COMPANY FROM JUNE 01, 1999 THROUGH MAY 30, 2000. Either party may terminate this Agreement in the event that the other party materially breaches or fails to comply with any provision of this Agreement and such breach or failure is not cured within 10 days after written notice of such breach or failure. Otherwise, either party upon 30 day written notice may terminate this Agreement. This Agreement may be renewed upon written agreement of the parties.

         3. PAYMENT.   Company agrees to pay Consultant for the Work as
agreed in ATTACHMENT A.

         4. CONFIDENTIALITY. Consultant, during the term of this Agreement, shall have access to and become familiar with various trade secrets and confidential information of Company including, but not limited to, hardware, software, firmware, design data, customer lists, invoices, customer requirements, sales procedures, research data, marketing and pricing information and data, marketing plans, financial information of Company and/or its customers, and other technical, marketing and/or business information. This information shall collectively be referred to as the "CONFIDENTIAL INFORMATION" of Company, and Consultant recognizes and acknowledges that this confidential Information gives Company a competitive advantage in the industry. Consultant agrees to not use in any way or disclose to any person or entity any of the Company's Confidential Information, either directly or indirectly, either during the term of this agreement and at any time thereafter, except as required in the course of performing services under this Agreement. Consultant shall further take reasonable precautions and act in such a manner as to ensure against unauthorized disclosure or use of the Confidential Information.

         5. ASSIGNMENT OF RIGHTS. All patents, formulae, inventions, processes, copyrights, proprietary information, trademarks or trade names, or future improvements to patents, formulae, inventions, processes, copyrights, proprietary information, trademarks or trade names, developed or completed by the Consultant during the term of this Agreement in connection with the Work (collectively, the "ITEMS") shall be promptly disclosed to Company, and the Consultant shall execute

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such instruments of assignment of the Items to Company as Company shall request. Consultant agrees that all copyrightable works created by Consultant or under Consultant's direction in connection with the Work are "works made for hire" and shall be the sole and complete property of Company and that any and all copyrights to such works shall belong to Company. To the extent such works are not deemed to be "works made for hire," Consultant hereby assigns all proprietary rights, including copyright, in these works to Company without further compensation. Company hereby acknowledges and agrees, however, that the Items shall not include any Consultant owned proprietary program, or any part thereof, or the ideas, concepts, know-how or techniques employed by Consultant in rendering services and delivering the Items to Company, or to any modifications of or enhancements to such Consultant owned proprietary information or material of Consultant is embodied in any Item, Consultant hereby grants Company a perpetual, irrevocable license to use such proprietary information or material in conjunction with the Item.

         6. PRE-EXISTING INTELLECTUAL PROPERTY. "PRE-EXISTING INTELLECTUAL PROPERTY" means any trade secret, invention, idea, concept, know-how, technique, work of authorship, source code or protectable design that has already been conceived or developed by anyone other than Company before Consultant renders any services under this Agreement. Consultant will not use any Pre-Existing Intellectual Property in connection with this Agreement unless the Consultant has the right to use it for Company's benefit. If Consultant is not the owner of such Pre-Existing Intellectual Property, Consultant will obtain from the owner any rights necessary to enable Consultant to comply with this Agreement.

         7. RETURN OF MATERIALS. Any and all files, records, documents, information, data, and similar items relating to the business of Company or any of Company's customers or suppliers, whether prepared by Consultant or otherwise, coming into Consultant's possession as a result of performing services for Company, shall remain the exclusive property of Company and shall not be removed from the premises of Company under any circumstances without the prior written consent of Company (except in the ordinary course of business during Consultant's active service under this Agreement), and in any event shall be promptly delivered to Company (without Consultant retaining any copies) upon termination of this Agreement.

         8. CONSULTANT WARRANTIES. Consultant warrants that: (a) the performance of the Work pursuant to this agreement does not violate any agreement or obligation between Consultant and a third party, including but not limited to, any disclosure obligation that Consultant may have to a third party employer; (b) the Work, as delivered to Company, will not infringe on any copyright, patent, trade secret, or other proprietary right held by any third party; and (c) the services provided by Consultant shall be performed in a professional manner, shall be of a high grade, nature, and quality and shall conform to any specifications provided by Company.

         9. RELATIONSHIP OF PARTIES. Consultant is an independent contractor for Company. Nothing in this Agreement shall be construed as creating an employer-employee relationship, as a guarantee of future employment, or as a limitation upon Company's rights to terminate this Agreement in accordance with its terms. Consultant further agrees to be responsible for all of Consultant's federal and state taxes, withholding, social security, insurance, and other benefits and shall indemnify and hold harmless Company from any such claims.

         10. OTHER ACTIVITIES. During the term of this Agreement, Consultant is free to engage in other independent contracting activities, provided that Consultant does not engage in any such activities which are inconsistent with or in conflict with any provisions hereof, or that so occupy Consultant's attention as to interfere with the proper and efficient performance of Consultant's services hereunder.

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Consultant may not provide similar independent consulting services to a direct competitor of Company, unless Company provides a written waiver of this conflict.

         11. ASSIGNMENT AND SUBCONTRACTORS. Consultant shall not assign this Agreement or subcontract or any work required to be performed by it without the prior written consent of Company.

         12. PARTIAL INVALIDITY. If any provision of this Agreement is held to be unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such unenforceable provision never compromised part of this Agreement. The remaining provisions of this Agreement shall remain in full force and effect.

         13. NOTICE. This Agreement supersedes any and all other agreements, either oral or written, between Company and Consultant with respect to the subject matter hereof, and contains all of the covenants and agreements between the parties relating in any way to Consultant's services for Company. No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification shall be in writing and signed by Company and Consultant. No course of dealing between Company and Consultant, or any waiver by Company of a breach of any provision of this Agreement, or delay in exercising any right under this Agreement, shall operate or be construed as a waiver of any subsequent breach by Consultant.

         15. INJUNCTIVE RELIEF. The parties recognize that a remedy at law for a breach of the provisions of this Agreement relating to Confidential Information, use of Company's trademark, copyright, an other intellectual property rights will not be adequate for Company's protection, and accordingly Company shall have the right to obtain, in addition to any other relief and remedies available to it, injunctive relief to enforce the provisions of this Agreement.

         16. GOVERING LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         17. SURVIVAL. Sections 4, 5, 6, and 7 shall survive the termination or expiration of this Agreement.

         18. NO THIRD PARTY BENEFICIARY. Any agreement to pay an amount or any assumption of liability herein contained, expressed or implied, shall be only for the benefit of the undersigned parties and their permitted successors and assigns, and such agreements and assumption shall not inure to the benefit of the obligee of any other party, whomsoever, it being the intention of the undersigned that to one shall be deemed to be a third party beneficiary of this Agreement.

         19. DRAFTING PARTY. This Agreement expresses the mutual intent of the parties to this Agreement. Accordingly, the rule of construction against the drafting party shall have no application to this Agreement.

         20. GOOD FAITH DISPUTE RESOLUTION PROCEDURES. Any dispute or controversy arising or in connection with this Agreement shall be settled exclusively by arbitration in Houston, Texas (in accordance with the rules of the American Arbitration Association then in effect). Notwithstanding the pendency of any such dispute or controversy, the Company will continue to pay Employee his full compensation in effect when the notice giving rise to the dispute was given and continue Employee as a participant in all compensation, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved. Amounts paid under this

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paragraph are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgement may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency or any dispute or controversy arising under or in connection with this Agreement.

         IN WITNESS WHEREOF the undersigned authorized representatives of the parties have executed this Agreement as of the day and year last stated below (the "EFFECTIVE DATE").



INPUT/OUTPUT, INC.:                         CONSULTANT:

Signature: /s/ Jay Lapeyre                  Signature: /s/ Sam K. Smith
          ----------------------------                ------------------------
Printed Name:  Jay Lapeyre                  Printed Name:  Sam K. Smith

Title:   Chairman of the Board

Date: August 10, 1999                       Date: August 7, 1999

Address: 11104 W. Airport Blvd              Address: 6811 Midcrest

         Stafford, Texas 77477                       Dallas, Texas 75240








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                                   ATTACHMENT A


SAM SMITH COMPENSATION PACKAGE


1.  Monthly salary - $20,000.00

    - One-third of compensation ($6,667.00) to be paid monthly - all diverted to IRS.
    -   Two-thirds of compensation to be paid in I/O stock as follows:
        -   Stock to be issued quarterly
            -   Current market price - $7.75 per share.
            - Two-thirds monthly compensation - $13,333.00 * 12 months = $159,996.00
            -   Yearly total ($159,996.00)/Current share price ($7.75) = 20,645 shares. Round to 21,000 shares = 1750 shares per month.
        - Buy off the market the number of shares needed for one year projected allocation at today's price.
        -   Hold shares in treasury and issue quarterly. Subject to Rule 144.
        -   Simplifies accounting and disclosure verbiage.
        - If assignment ends prior to the month end, partial monthly allocation will be issued based on number of days worked.

2.  Stock Options

    - Non-employee Director Stock Options - 20,000 shares with three year vesting based on market close price on the day elected to the Board.

    -   Additional grant - 30,000 shares at $10.00 with one year vesting.
        - Grant will be issued under 1990 Stock Option Plan using Consulting Agreement.
        - Language will be added to Agreement for acceleration id removed from the Board, but not if Sam elects to leave.

3.  Provide a company vehicle

4.  Miscellaneous Expenses

        - Per Diem - $50/day for days in Stafford Office for meals, laundry, etc
        -   Additional company expenses covered by receipt and expense report.

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